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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Pfizer Inc. of our report dated January 24, 2000, except for Note 6, as to which the date is February 7, 2000, relating to the financial statements of Warner-Lambert Company which appears in the Annual Report of Pfizer Inc. on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP

Florham Park, NJ
October 30, 2002